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                                                                    Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 21, 1997 on the Rabanco Companies and Regional Disposal Company 1996 financial statements included in Allied Waste Industries, Inc.'s Current Report on Form 8-K filed August 27, 1998. It should be noted that we have not audited any financial statements of Rabanco Companies and Regional Disposal Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                                       /s/  SWEENEY CONRAD, P.S.




Bellevue, Washington
January 26, 1999